Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2018 relating to the financial statements and schedules, which appears in the Eversource 401k Plan Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ FIONDELLA, MILONE & LASARACINA LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

April 30, 2019